UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2021

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

The information set forth in this Item 7.01 is excerpted from an offering memorandum being provided to certain investors in connection with a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act and does not constitute an offer of any securities or the solicitation of an offer to buy any securities.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing by the Company, whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Unless otherwise indicated or the context otherwise requires, the terms “Royal Caribbean,” “Royal Caribbean Group,” the “Company,” “we,” “our” and “us” refer to Royal Caribbean Cruises Ltd. (d/b/a Royal Caribbean Group) and its consolidated subsidiaries.

Royal Caribbean Group

We are a global cruise company. We control and operate three global cruise brands: Royal Caribbean International, Celebrity Cruises and Silversea Cruises (collectively, our “Global Brands”). We also own a 50% joint venture interest in the German brand TUI Cruises, which operates the German brands TUI Cruises and Hapag-Lloyd Cruises (collectively our “Partner Brands”). Together, our Global Brands and our Partner Brands operate a combined total of 59 ships as of March 31, 2021.

Our ships operate on a selection of worldwide itineraries that call on more than 1,000 destinations on all seven continents. In addition to our headquarters in Miami, Florida, we have offices and a network of international representatives around the world, which primarily focus on sales and market development.

Recent Developments

COVID-19

Return to Healthy Sailing

Our voluntary suspension of our Global Brands’ cruise operations, which was established in March 2020 in an effort to contain COVID-19, has been extended through at least June 30, 2021, for most of our cruise operations. The disruptions to our operations resulting from COVID-19 have had, and continue to have, a material negative impact on our financial condition and results of operations. The outbreak of COVID-19 has resulted in an unprecedented global response to contain the spread of the disease. These global efforts have resulted in travel restrictions and created significant uncertainty regarding worldwide port closures and availability of ports and destinations generally.

We have begun certain limited operations and have announced additional cruise operations on 34 out of our 59 Global and Partner Brand ships commencing between June 2021 and August 2021, 12 homeporting from locations within the United States and 22 homeporting outside of the U.S. These cruise operations will have enhanced health and safety protocols, including vaccination protocols for our crew and guests, and are expected to initially sail with reduced guest occupancy and, in certain cases, modified itineraries. Our health and safety protocols comply with governments and health authorities and under the advice of the Healthy Sail Panel (“HSP”). The HSP was formed in June 2020 by us and Norwegian Cruise Line Holdings Ltd. and is composed of leading experts in relevant fields, including epidemiology, infectious diseases, public policy, applicable regulations, engineering and general health safety.

CDC Framework for Conditional Sailing Order

On and effective as of October 30, 2020, the U.S. Centers for Disease Control and Prevention (“CDC”) issued a Framework for Conditional Sailing Order (the “Conditional Order”) that will conditionally permit cruise ship passenger operations in U.S. waters under certain conditions and using a phased approach. The Conditional Order replaces the CDC’s No Sail Order that expired on October 31, 2020 and will remain in effect until the earlier of (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the rescission or modification by the CDC Director of the Conditional Order based on specific public health or other considerations, or (3) November 1, 2021.

We continue to work with the CDC, other U.S. and non-U.S. regulatory agencies and the HSP to develop our plan to return to service in consideration of global vaccination efforts. For cruise ship operations in U.S. waters, our return to service plan also considers the requirements of the CDC’s framework for the Conditional Order. On May 5, 2021, the CDC released the next two framework phases for the Conditional Order and published technical instructions for cruise ship operators preparing to conduct simulated voyages in advance of commencing restricted passenger voyages under a COVID-19 Conditional Sailing Certificate. Subsequent to the publishing of these instructions, we have received provisional approval from the CDC for five of our Royal Caribbean International ships to begin simulated voyages, with the first simulated voyage scheduled for June.

In addition, pursuant to the technical instructions, in lieu of conducting a simulated voyage, cruise ships operators may attest that 95% of crew (excluding newly embarking crew in quarantine) are fully vaccinated and submit a vaccination plan and timeline to the CDC to limit cruise ship sailings to 95% of passengers who have been verified by the operator as fully vaccinated prior to sailing. We expect that certain of our ships will take advantage of this alternative. To date, we have received provisional approval for two ships in the Celebrity Cruises fleet to resume sailings from the U.S., with Celebrity Edge scheduled to be the first cruise ship of any brand to re-commence operations on June 26, 2021.

Uncertainties remain as to the specifics, timing and costs of administering and implementing the requirements of the Conditional Order, some of which may be significant. Further, the Conditional Order contemplates that the CDC may issue additional requirements through additional technical instructions or orders as needed and that the phases described above will be further determined based on public health considerations, including the trajectory of the pandemic, variants of the disease and the ability of cruise ship operators to successfully employ measures that mitigate the risk of COVID-19. Based on our assessment of these conditions or for other reasons, we may determine it necessary to further extend our voluntary suspension of our Global Brands’ cruise sailings which currently extends through at least June 30, 2021, for most of our cruise operations.

Update on Recent Liquidity Actions and Ongoing Uses of Cash

As of March 31, 2021, we had liquidity of approximately $5.8 billion in the form of cash and cash equivalents of $5.1 billion and a $0.7 billion commitment expiring on August 12, 2022 for a 364-day term loan facility. As of March 31, 2021, our revolving credit facilities were fully utilized through a combination of amounts drawn and letters of credit issued under the facilities. Given the current environment, we continue to prioritize and bolster liquidity to ensure that we are well positioned for recovery.

Our latest actions executed in the first quarter of 2021 include:

•	the issuance of 16,938,148 shares of common stock for approximately $1.5 billion;

•	the issuance of $1.5 billion of 5.5% senior unsecured notes due 2028, the proceeds of which have been and will be used to repay principal on debt maturing or required to be paid in 2021 and 2022 (the “Unsecured Notes”);

•	the amendment of our $1.0 billion term loan due April 2022 to extend the maturity date for consenting lenders by 18 months and, in connection therewith, the repayment of $138.5 million of principal on the facility using proceeds from the Unsecured Notes;

•	the amendment of our $1.55 billion revolving credit facility due October 2022 to extend the maturity date for consenting lenders by 18 months and, in connection therewith, the repayment of $277.6 million of the facility using proceeds from the Unsecured Notes (with a corresponding reduction in commitments);

•	amendments to our export credit facilities, which in total defer $1.15 billion of principal amortization due before April 2022 and waive financial covenants through at least the end of the third quarter of 2022; and

•	extension of the period during which we may draw upon our binding commitment for a $700.0 million 364-day term loan facility by one year, which is now available for draw any time prior to August 12, 2022.

As of March 31, 2021, the scheduled debt maturities for the remainder of 2021 and 2022, are $0.2 billion and $2.2 billion, respectively.

Our average monthly cash burn rate for the first quarter of 2021 was approximately $300 million. This is slightly higher than the previously announced range driven mainly by fleet restart expenses and timing. As we transition back to operations, we expect to incur incremental spend related to bringing ships back to operating status, returning crew members to ships and implementing enhanced health and safety protocols. The decision to return each vessel to sailing considers many variables, including deployment opportunities, commercial potential, cost of operations and cash flow. Given the fluidity of return to service decisions and costs related to the ramp-up, we cannot reasonably estimate a monthly average cash burn rate or related offsets to the cash burn generated by revenue and deposits from returning ships. Monthly average cash burn rate for ships that are still in lay-up status will remain consistent with previous expectations.

Capital Expenditures and Capacity Updates

COVID-19 has impacted shipyard operations, which have and may continue to result in delays of our previously contracted ship deliveries. We took delivery of Odyssey of the Seas during the first quarter of 2021 and expect delivery of Silver Dawn during the fourth quarter of 2021. For 2022, we have two ship deliveries scheduled: Wonder of the Seas and Celebrity Beyond. Excluding newbuild deliveries, our capital expenditures for 2022 will depend on our schedule to return to service.

Recent Covenant Amendments

Our non-export credit agency facilities, our export credit agency (“ECA”) facilities and certain of our credit card processing agreements contain covenants that require us, among other things, to maintain a fixed charge coverage ratio of at least 1.25x and limit our net debt-to-capital ratio to no more than 62.5%, and under certain facilities, to maintain minimum shareholders’ equity. As of March 31, 2021, we had amendments in place which waive the applicable financial covenants in each credit facility which is outstanding as of the date of this offering memorandum and each applicable credit card processing agreement through and including at least the third quarter of 2022. Pursuant to these amendments, we have agreed that we will maintain minimum liquidity of $350.0 million during the waiver period and will not pay cash dividends or effectuate share repurchases until at least the end of the third quarter of 2022. As of March 31, 2021, we were in compliance with the applicable minimum liquidity covenant and we estimate that we will continue to be in compliance for at least the next twelve months. For further information regarding our debt covenants, see Note 7 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

In the case of our non-ECA facilities and relevant credit card processing agreements, we have also modified the manner in which such covenants are calculated (temporarily in certain cases and permanently in others) as well as the levels at which our net debt to capitalization covenant will be tested during the period commencing immediately following the end of the waiver period and continuing through the end of 2023.

In addition, in the fourth quarter of 2020 and the first quarter of 2021, we entered into amendments to our drawn and undrawn ECA facilities to provide for the issuance of guarantees in satisfaction of existing obligations under these facilities. Following issuance, which will occur once the debt is drawn in the case of the undrawn facilities, the guarantees will be released under certain circumstances as other debt is repaid or refinanced on an unsecured and unguaranteed basis. In connection with and following the issuance of the guarantees, the guarantor subsidiaries are restricted from issuing additional guarantees in favor of lenders, other than those lenders who are party to the ECA facilities, and certain of the guarantor subsidiaries are restricted from incurring additional debt. In addition, the ECA facilities will benefit from guarantees to be issued by intermediary parent companies of subsidiaries that take delivery of any new vessels subject to ECA backed financing.

Item 8.01 Other Events.

Senior Notes Offering

On June 15, 2021, Royal Caribbean Cruises Ltd. (the “Company”) issued a press release announcing that the Company has commenced a private offering of senior unsecured notes to be issued by the Company due 2026 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the proceeds from the sale of the Notes to fund the redemption in full of approximately $619.8 million aggregate principal amount of the 7.25% senior secured notes due 2025 issued by Silversea Cruise Finance Ltd. (including to pay call premiums, fees and expenses in connection with such redemption), and the remaining for general corporate purposes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States, only to certain non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock, the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2021 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, as well as our plan to return to service, including our ability to conduct simulated voyages and resume sailings in compliance with the Conditional Order; the impact of state regulations regarding proof of passenger vaccination; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; our ability to accurately estimate our monthly cash burn rate during the suspension of our operations; concerns over safety, health and security of guests and crew; any protocols we adopt across our fleet relating to COVID-19, such as those recommended by the Healthy Sail Panel, may be costly and less effective than we expect in reducing the risk of infection and spread of COVID-19 on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider the areas of risk described above, as well as those set forth under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated June 15, 2021

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: June 15, 2021	By:	/s/ Jason T. Liberty
	Name:	Jason T. Liberty
EVP, Chief Financial Officer